    As filed with the Securities and Exchange Commission on December 4, 2002
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                               NEON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          76-0345839
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                       14100 SOUTHWEST FREEWAY, SUITE 500
                             SUGAR LAND, TEXAS 77478
                    (Address of Principal Executive Offices)

                              --------------------
                       NEON SYSTEMS, INC. 2002 STOCK PLAN
                  NEON SYSTEMS, INC. 2002 DIRECTOR OPTION PLAN
                           (Full Titles of the Plans)

                                LOUIS R. WOODHILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               NEON SYSTEMS, INC.
                       14100 SOUTHWEST FREEWAY, SUITE 500
                             SUGAR LAND, TEXAS 77478
                                 (281) 491-4200
                      (Name, address and telephone number,
                   including area code, of agent for service)

                              --------------------
                                 With copies to:
                              Shelby R. Fike, Esq.
                                Corporate Counsel
                               Neon Systems, Inc.
                       14100 Southwest Freeway, Suite 500
                             Sugar Land, Texas 77478
                                 (281) 491-4200

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                             Proposed
                                                                      Proposed maximum        maximum          Amount of
              Title of securities                 Amount to be        offering price         aggregate       registration
               to be registered                   registered(1)        per share(2)       offering price(2)       fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock to be Issued under the 2002
   Stock Plan..................................  2,292,829 shares           $2.60            $5,961,355        $548.44
-------------------------------------------------------------------------------------------------------------------------
Common Stock to be Issued under the 2002
   Director Option Plan........................    305,000 shares           $2.60            $  793,000        $ 72.96
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                            2,597,829 shares           $2.60            $6,754,355        $621.40
=========================================================================================================================

__________________
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock of the registrant which become issuable under the antidilution provisions of the plans being registered pursuant to the registration statement by reason of any stock splits, stock dividends or similar transactions effected without the receipt of consideration, which results in an increase in the number of the registrant's outstanding shares of common stock.
(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on December 2, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 (Plan Information) and Item 2 (Registrant Information and Employee Plan Annual Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by NEON Systems, Inc. ("NEON") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) NEON's annual report on Form 10-K for the year ended March 31, 2002;

         (b) All other reports filed with the Securities and Exchange Commission ("Commission") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report described in (a) above; and

         (c) The description of the Common Stock which is contained in NEON's Registration Statement on Form 8-A filed with the Commission on March 1, 1999 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of NEON may and, in certain cases, must be indemnified by NEON against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NEON. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to NEON, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article 15 of NEON's Amended and Restated Certificate of Incorporation provides that no director of NEON shall be liable to NEON or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         Article 16 of NEON's Amended and Restated Certificate of Incorporation provides that NEON may indemnify to the fullest extent by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at NEON's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Reference is made to the form of Indemnification Agreement by and between NEON and its directors and executive officers filed as Exhibit 10.14 to NEON's Registration Statement on Form S-1 (File No. 333-69651) declared effective on March 4, 1999, pursuant to which NEON will be obligated to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties, incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of NEON or assumed certain responsibilities at the direction of NEON. NEON has purchased directors' and officers' liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

4.1 Amended and Restated Certificate of Incorporation of NEON Systems, Inc. (filed with the Commission as Exhibit 3.1 to NEON's Registration Statement on Form S-1 (No. 333-69651) filed December 23, 1998 and incorporated herein by reference)
4.2 Amendment to the Amended and Restated Certificate of Incorporation of NEON Systems, Inc. dated May 15, 2002 (filed with the Commission as Exhibit 3.3 to NEON's Annual Report on Form 10-K filed June 28, 2002 and incorporated herein by reference)
4.3 Amended and Restated Bylaws of NEON Systems, Inc. (filed with the Commission as Exhibit 3.2 to NEON's Registration Statement on Form S-1 (No. 333-69651) filed December 23, 1998 and incorporated herein by reference)
4.4 Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to NEON's Registration Statement on Form S-1/A (No. 333-69651) filed February 10, 1999 and incorporated herein by reference)
5.1  Opinion of Vinson & Elkins L.L.P.
23.1 Consent of KPMG LLP 23.2 Consent of Vinson & Elkins L.L.P (included in opinion filed as Exhibit 5.1)
24.1 Power of Attorney (included on the signature pages of this Registration Statement)
99.1 2002 Stock Plan (filed with the Commission as Exhibit A to NEON's definitive proxy statement on Schedule 14A filed on March 5, 2002 and incorporated herein by reference)
99.2 2002 Director Option Plan (filed with the Commission as Exhibit B to NEON's definitive proxy statement on Schedule 14A filed on March 5, 2002 and incorporated herein by reference)

Item 9.  Undertakings.

         NEON hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NEON pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (4) That, for purposes of determining any liability under the Securities Act, each filing of NEON's annual report pursuant to
              Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NEON pursuant to the foregoing provisions, or otherwise, NEON has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NEON of expenses incurred or paid by a director, officer or controlling person of NEON in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NEON will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 4, 2002.

                                     NEON Systems, Inc.

                                           /s/ Brian D. Helman
                                       By:____________________________
                                          Brian D. Helman
                                          Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

       KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Louis R. Woodhill and Brian D. Helman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signatures                                         Title                               Date
                ----------                                         -----                               ----
     /s/ John J. Moores
____________________________________________        Chairman of the Board                           December 4, 2002
         John J. Moores

     /s/ Louis R. Woodhill
____________________________________________        President and Chief Executive Officer           December 4, 2002
         Louis R. Woodhill                          (Principal Executive Officer) and Director

     /s/ Brian D. Helman
____________________________________________        Chief Financial Officer (Principal              December 4, 2002
         Brian D. Helman                            Financial and Accounting Officer) and
                                                    Secretary

     /s/ Peter Schaeffer
____________________________________________        Director                                        December 4, 2002
         Peter Schaeffer

     /s/ Charles E. Noell III
____________________________________________        Director                                        December 4, 2002
         Charles E. Noell III

     /s/ Norris van den Berg
____________________________________________        Director                                        December 4, 2002
         Norris van den Berg

     /s/ Richard Holcomb
____________________________________________        Director                                        December 4, 2002
         Richard Holcomb

     /s/ James R. Woodhill
____________________________________________        Director                                        December 4, 2002
         James R. Woodhill

     /s/ George H. Ellis
____________________________________________        Director                                        December 4, 2002
         George H. Ellis

                                INDEX TO EXHIBITS

   Exhibit
   Number      Exhibit

     4.1 Amended and Restated Certificate of Incorporation of NEON Systems, Inc. (filed with the Commission as Exhibit 3.1 to NEON's Registration Statement on Form S-1 (No. 333-69651) filed December 23, 1998 and incorporated herein by reference)
     4.2 Amendment to the Amended and Restated Certificate of Incorporation of NEON Systems, Inc. dated May 15, 2002 (filed with the Commission as Exhibit 3.3 to NEON's Annual Report on Form 10-K filed June 28, 2002 and incorporated herein by reference)
     4.3 Amended and Restated Bylaws of NEON Systems, Inc. (filed with the Commission as Exhibit 3.2 to NEON's Registration Statement on Form S-1 (No. 333-69651) filed December 23, 1998 and incorporated herein by reference)
     4.4      Specimen Common Stock certificate (filed with the Commission as
              Exhibit 4.1 to NEON's Registration Statement on Form S-1/A (No. 333-69651) filed February 10, 1999 and incorporated herein by reference)
     5.1      Opinion of Vinson & Elkins L.L.P.
    23.1      Consent of KPMG LLP
    23.2      Consent of Vinson & Elkins L.L.P. (included in opinion filed as
              Exhibit 5.1)
    24.1 Power of Attorney (included on the signature pages of this Registration Statement)
    99.1 2002 Stock Plan (filed with the Commission as Exhibit A to NEON's definitive proxy statement on Schedule 14A filed on March 5, 2002 and incorporated herein by reference)
    99.2 2002 Director Option Plan (filed with the Commission as Exhibit B to NEON's definitive proxy statement on Schedule 14A filed on March 5, 2002 and incorporated herein by reference)